Exhibit 23.1

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

October 19, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Committed Capital Acquisition Corporation (formerly Plastron Acquisition Corp. II) on Form S-1/A of our audit report, dated April 9, 2010, except for Note 6 as to which the date is May 20, 2011 relating to the accompanying balance sheet as of December 31, 2009 and the related statements of operations, stockholders’ deficit, and cash flows the year then ended and from inception (January 24, 2006) to December 31, 2009, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement and this Prospectus.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, NV
October 19, 2011